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                                                                    Exhibit 99.2

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision with respect to Key3Media's securities. The risks described below are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

WE SERVE THE IT INDUSTRY, WHICH HAS RECENTLY EXPERIENCED DIFFICULTIES AND CAN CHANGE RAPIDLY.

     All of our events currently serve vendors and customers in the IT industry. Many participants in the IT industry have recently experienced declining revenues, reduced or negative cash flows and declining share prices. Some industry participants have announced lay-offs and other cost-cutting measures, and we believe many others are implementing similar initiatives. If these or future developments cause our exhibitors and attendees to reduce significantly their tradeshow budgets and travel and entertainment expenses, our revenues and results of operations will be affected adversely. The marketing decisions of some of our larger exhibitors could also influence the decisions of other exhibitors. Because most of our exhibitors are required to pay for their exhibit space on a non-refundable basis six months before the event, exhibit space rentals may not immediately reflect the full impact of a downturn. In addition to its recent difficulties, the IT industry is a rapidly evolving industry in which trends and preferences can shift quickly as new technologies and products are introduced. If we fail in the future to identify and focus our events on the most important emerging trends and preferences in the IT industry, it could adversely affect our results of operations.

RECENT TERRORIST ATTACKS ON THE UNITED STATES ARE LIKELY TO AFFECT OUR TRADE SHOWS AND CONFERENCES NEGATIVELY.

     On September 11, 2001, the United States was attacked by terrorists using hijacked commercial airplanes. The United States and other countries have responded with concerted action against the suspected terrorists. There have recently been several cases of deliberate anthrax infection in the United States which are also suspected to be terrorist attacks. These events and the ongoing uncertainty they have created have adversely affected the economy in general and the tradeshow and conference industry in particular. There has been a decline in air travel and tradeshow and conference attendance due to, among other things, the public's general reluctance to travel and fears concerning additional acts of terrorism, as well as reduced operations by airlines due to, among other things, decreased demands for air travel, new security directives and increased costs. While we cannot predict how these events or any similar events that may occur in the future will affect our business, results of operation or financial condition, it is likely that our trade shows and conferences will be negatively affected at least in the near future. Continued negative market conditions due to acts of terrorism, any future occurrences of similar actions and potential responsive actions by the United States and other countries that perpetuate or aggravate the current climate of fear and uncertainty could cause more disruption of our tradeshows and conferences.

THERE HAS BEEN A GENERAL DOWNTURN IN THE U.S. ECONOMY IN 2001.

     There has been a general downturn in the U.S. economy in 2001, not only due in part to the difficulties in the IT industry and the events of September 11(th) but also due to other economic factors and conditions. If these trends continue or become worse, they could adversely affect the ability and willingness of exhibitors, attendees and advertisers to participate in our events and the extent of that participation. This could materially and adversely affect our business, results of operations and financial condition.

ALL OF OUR MAJOR DOMESTIC TRADESHOWS AND EVENTS HAVE HAD LOWER RESULTS IN 2001 THAN IN 2000.

     Due in part to the adverse conditions and developments referred to above, all of our major domestic tradeshows and events have had lower revenues and contributions to earnings in 2001 than in 2000. Exhibition space rentals, conference participation, advertising and sponsorship, commissions from third party service providers to our exhibitors and attendance were all generally down at these events in 2001. We expect these

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trends to continue at least for the balance of 2001 and they are likely to continue for an indeterminate time in the future. Each of COMDEX/Fall and the BCR, NGN and VON events in the fourth quarter of 2001 had lower revenue than previously anticipated from each of the components of revenue described above. These trends have adversely affected our results of operations for 2001 and if they continue in the future our business, results of operations and financial condition could be adversely affected.

OUR REVENUES AND RESULTS DEPEND SIGNIFICANTLY ON A FEW IMPORTANT IT TRADESHOWS THAT HAVE EXPERIENCED ADVERSE RESULTS IN RECENT YEARS.

     Historically, we have derived a substantial portion of our revenues from the tradeshows we operate under the COMDEX and NetWorld+Interop brands. In 2000, we derived about 34% of our revenue from tradeshows that we owned and operated under the COMDEX brand name and approximately 29% from our COMDEX/Fall tradeshow in particular. We also derived approximately 34% of our revenue from our NetWorld+Interop tradeshows including 31% from our largest two tradeshows under this brand. Although we will seek to diversify our portfolio of tradeshows, our revenues and results of operations depend substantially on the success of these shows. In 1998 and 1999, our COMDEX/Fall and top two NetWorld+Interop tradeshows experienced declines in exhibit space rentals, exhibitors and attendees. While these generally increased in 2000, they have declined from those levels in 2001 as a result of the factors discussed above. We have five major events that have already occurred during the second, third and fourth quarters of 2001: JavaOne, COMDEX Spring, NetWorld+Interop Las Vegas, Seybold Seminars Boston and COMDEX/Fall. Compared to the prior year, paid attendance was down at JavaOne and each of these events other than JavaOne experienced a decline in exhibit space rentals, conference participation and attendees. Exhibit space rentals were down slightly at NetWorld+Interop Las Vegas and Seybold Seminars Boston and by a greater amount at COMDEX Spring and COMDEX/Fall. Conference participation fell more significantly at these five events. If these trends continue in the future at our events, it will adversely affect our results of operations.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

    We have a significant amount of indebtedness. As of the date of this Form 8-K, we have $300.0 million of outstanding indebtedness represented by our 11.25% senior subordinated notes and the ability to borrow up to $120.0 million on a senior secured basis under our senior bank credit facility, subject to certain conditions. This level of indebtedness could have important consequences for you, including the following:

     - it may limit our ability to borrow money or sell stock for our working capital, capital expenditures, debt service requirements or other purposes;

     - it may limit our flexibility in planning for, or reacting to, changes in our business;

     - we will be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

     - it may make us more vulnerable to a downturn in our business or the economy;

     - the debt service requirements of our other indebtedness could make it more difficult for us to make payments on our senior subordinated notes;

     - a substantial portion of our cash flow from operations could be dedicated to payments in respect of our indebtedness and would not be available for other purposes; and

     - there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.

     Subject to certain conditions, our senior bank credit facility does not prohibit us from borrowing up to $200.0 million of additional senior secured debt. However, under a recent amendment, we agreed to


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limit our total senior debt to $110 million (or $120 million if we exchange $10 million principal amount of our senior subordinated notes for equity interests in our company) and our total debt to $410 million. The terms of the indenture relating to our senior subordinated notes also permit us to incur additional debt, all of which may be senior secured debt. As a result, subject to the terms of the recent amendment and the indenture, we may incur significant additional indebtedness in the future from banks and other sources. Our senior bank credit facility matures in 2004. We may have to refinance any borrowings that are outstanding under the facility at maturity and such refinancing may not be available at that time on commercially reasonable terms, if at all.

     On November 15, 2001, Moody's Investor Service lowered the debt rating on all of our outstanding debt as well as placed us under review for further possible downgrades. Moody's said this action reflected operational underperformance and reduced forward guidance. Moody's said, among other things, its review would focus on the impact of an increasingly weak advertising sector and broader economic environment on our business. On September 27, 2001, Standard & Poor's placed its rating on our company and two of our competitors on CreditWatch with negative implications. Standard & Poor's said that this action reflected their expectation that the operating environment for these companies will worsen as a result of the September 11th attacks and will exacerbate industry conditions that were already weak prior to the attacks. These actions by Moody's and Standard & Poor's will adversely affect our ability to borrow on favorable terms. Furthermore, this action may cause the share price of our common stock to decrease.

RESTRICTIVE COVENANTS IN OUR SENIOR BANK CREDIT FACILITY AND THE INDENTURE MAY RESTRICT OUR ABILITY TO PURSUE OUR BUSINESS STRATEGIES.

     Our senior bank credit facility and the indenture under which our senior subordinated notes were issued limit our ability, among other things, to:

     - incur additional indebtedness or contingent obligations;

     - pay dividends or make distributions to our stockholders;

     - repurchase or redeem our stock;

     - make investments;

     - grant liens;

     - make capital expenditures;

     - enter into transactions with our stockholders and affiliates;

     - sell assets; and

     - acquire the assets of, or merge or consolidate with, other companies.

     In addition, our senior bank credit facility requires us to maintain certain financial ratios. We may not be able to maintain these ratios. Covenants in our senior bank credit facility may also impair our ability to finance future operations or capital needs or to enter into acquisitions or joint ventures or engage in other favorable business activities.


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 The recent amendment to our senior bank credit facility replaces our existing covenants to maintain a minimum interest coverage ratio and maximum senior debt and total debt to pro forma EBITDA ratios with new covenants that require us to maintain a ratio of pro forma EBITDA to fixed charges (which include interest, domestic taxes and annual capital expenditures of up to $5 million) of at least 1.1:1 and to limit our total senior debt to $110 million (or $120 million if we exchange $10 million principal amount of our senior subordinated notes for equity interests in our company), our total debt to $410 million and our annual capital expenditures to $15 million. We also repaid $30 million of our outstanding borrowings under the senior bank credit facility with part of the proceeds from the sale of convertible preferred stock for $52 million (which was a condition precedent to the amendment) and reduced the borrowing limit under the facility from $150 million to $110 million (or $120 million if we exchange $10 million principal amount of our senior subordinated notes for equity interests in our company). The revised covenants will remain in effect until we have two consecutive quarters in which our pro forma EBITDA for the previous twelve months is more than $85 million, after which time the existing covenants will come back into effect.

     If we default under our senior bank credit facility, we could be prohibited from making any payments on our senior subordinated notes. In addition, if we default, the lenders under our senior bank credit facility could require immediate repayment of the entire principal. If those lenders require immediate repayment, we will not be able to repay them and also repay our senior subordinated notes in full.

WE MAY ACQUIRE OTHER EVENT BUSINESSES AND THESE COULD PRESENT DIFFICULTIES THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     We may selectively acquire other event businesses, which may or may not be focused on the IT industry. As a result of these acquisitions, we may:

     - have difficulty assimilating their customers and personnel, particularly if the acquired events are not focused on the IT industry;

     - face difficulties related to the significant strain on our financial, management and operational resources, including the distraction of our management team in identifying potential acquisition targets, conducting due diligence and negotiating acquisition agreements;

     - pay too much, especially if our industry consolidates and an active bidding process develops; and

     - borrow additional funds under our senior bank credit facility or otherwise if we use cash to make acquisitions.

Some or all of the foregoing could adversely affect our results of operations, financial condition and/or cash flows.

WE MAY EXPAND INTO NEW BUSINESSES IN WHICH WE HAVE NO EXPERIENCE AND OUR INEXPERIENCE MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We may expand our event portfolio to include events focusing on industries other than the IT industry. In addition, we may enter into non-event businesses, including the Internet and e-commerce. We have no recent experience in producing events outside the IT industry and no experience in businesses other than events. If we decide to pursue these opportunities, we may not be successful and our revenue and results of operations may be adversely affected.

OUR HISTORICAL INFORMATION MAY NOT BE INDICATIVE OF OUR FUTURE RESULTS.

     We were a division of Ziff-Davis Inc. until August 18, 2000 and we have operated as an independent public company only since that date. Our historical financial information prior to that date reflects carve-out accounting, which is described more fully in note 1 to our consolidated financial statements and does not reflect what our results of operations, financial position and cash flows would have been if we had been an independent stand-alone entity and may not be indicative of our future results. In addition, our consolidated


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financial information for 1996 and at year-end 1996 and 1997, is a compilation of unaudited data from several unrelated entities and has not been reviewed by the independent auditors of our company.

THE IT EVENTS INDUSTRY IS HIGHLY COMPETITIVE AND WE MAY LOSE EXHIBITORS, ATTENDEES AND ADVERTISING AND SPONSORSHIP REVENUE TO OUR COMPETITORS, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     The IT events industry is highly competitive and is characterized by low barriers to entry. We compete with various established tradeshows, including those produced by the Hanover Messe, a German public authority (CeBIT), Miller Freeman, Inc., a division of United Business Media plc (PC Expo); Advanstar Communications, Inc. (Telexpo Brazil); IDG World Expo, a division of International Data Group (Comnet); and Penton Media, Inc. (Internet World). Some of our competitors are larger and have greater financial resources than we do. We also face competition from a growing number of new small and mid-sized regional events and events focusing on particular segments of the IT industry. At most tradeshows, participation by key exhibitors is important because it helps attract other exhibitors and attendees. If we were to lose any of our key exhibitors to our competitors, it could make our events less attractive to other exhibitors and attendees. We also compete for advertising dollars with other forms of media, including print publishing and the Internet. We must make our events more attractive to exhibitors and attendees than the other alternatives available to them or our business will suffer.

IF WE CANNOT RETAIN KEY PERSONNEL, IT MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Our success depends to a significant extent on the continued service of key management personnel including Fredric D. Rosen and Jason E. Chudnofsky. The loss or interruption of the services of our senior management personnel or the inability to attract and retain other qualified management, sales, marketing and technical employees could also have an adverse effect on our financial condition or results of operations. We do not have any key man insurance.

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK.

     We have not paid cash dividends on our common stock and do not expect to do so in the foreseeable future. In addition, our senior bank credit facility and senior subordinated notes contain restrictions on our ability to pay dividends on our capital stock.

BECAUSE IT OWNS ALMOST A MAJORITY OF OUR OUTSTANDING SHARES, SOFTBANK MAY BE ABLE TO CONTROL THE ELECTION OF OUR DIRECTORS AND THE OUTCOME OF ANY OTHER STOCKHOLDER VOTE.

     SOFTBANK owns almost a majority of our outstanding shares. As long as SOFTBANK owns almost a majority of our shares, other stockholders may be unable to affect the outcome of stockholder voting. SOFTBANK may be able to elect our entire board of directors and generally to determine the outcome of all corporate actions requiring stockholder approval. As a result, SOFTBANK may be in a position to continue to control all matters affecting us, including:

     - a change of control, including a merger;

     - the acquisition or disposition of assets by our company;

     - further issuances by us of common stock or other securities;

     - our incurrence of debt; and

     - the payment of dividends on our common stock.

SIGNIFICANT SALES OF OUR SHARES BY SOFTBANK, OR OTHER HOLDERS OF A LARGE AMOUNT OF OUR STOCK, AND THE POSSIBILITY THAT SUCH SALES MAY OCCUR, MAY ADVERSELY AFFECT THE MARKET PRICE FOR OUR SHARES.

     SOFTBANK owns almost a majority of our outstanding shares and may continue to do so after the offering. SOFTBANK may sell our shares in accordance with an effective registration statement or an applicable exemption from registration. SOFTBANK has contractual rights to require us to


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register the offer and sale by it of our shares. We cannot predict whether
SOFTBANK will sell its shares of our common stock or whether others will sell large amounts of our shares in the public market after the distribution. If a large amount of our shares are sold over a short period of time, or if investors anticipate those sales, the trading price of our shares could be adversely affected.

THE SEASONALITY OF OUR REVENUE MAY ADVERSELY AFFECT THE MARKET PRICES FOR OUR SHARES.

     Although we receive the majority of fees we generate from our events in advance, we record them as revenue only when the events occur. Because of the timing of our largest tradeshows, our revenue is seasonal. Our revenue is usually higher during the second and fourth quarters of each calendar year, primarily because our largest NetWorld & Interop event occurs in the second quarter and our largest COMDEX event occurs in the fourth quarter. This seasonality causes our operating results to vary considerably from quarter to quarter and these fluctuations could adversely affect the market price of our common stock.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE AND MAY BE AFFECTED BY NUMEROUS MARKET CONDITIONS BEYOND OUR CONTROL.

     Our share price may fluctuate in the future due to the volatility of the stock market in general and a variety of factors, many of which are beyond our control, including:

     - quarterly variations in actual or anticipated results of our operations;

     - changes in financial estimates by securities analysts:

     - actions or announcements by our competitors;

     - regulatory actions;

     - market outlook for the technology industry generally;

     - departures of our key personnel; and

     - future sales of our common stock.

Because of the trading volumes of our common stock on the New York Stock Exchange have historically been low, the impact of these events may be greater than they would be if we had higher trading volumes. Approximately 57% of the outstanding shares of our common stock are subject to restrictions on resale under the Securities Act of 1933. We currently have outstanding warrants to acquire an aggregate of 6,277,000 shares of common stock at $6.00 per share, and the shares of common stock underlying such warrants have been eligible for resale pursuant to Rule 144 since August 2001.

WE ARE SUBJECT TO RISKS RELATED TO INTERNATIONAL OPERATIONS.

     We operate a multinational business and, accordingly, we are subject to risks inherent in international operations, including:

     - the difficulty of enforcing agreements and collecting receivables through some foreign legal systems;

     - fluctuations in the exchange rates between the U.S. dollar and the currencies of the foreign countries in which we operate;

     - tax rates in some foreign countries may exceed those of the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions; and

     - general economic and political conditions in the countries in which we operate may have an adverse effect on our operations in those countries or on our ability to generate exhibitors from those countries at our domestic tradeshows and conferences.

We do not hedge our foreign currency exchange rate risk. As we continue to expand our business globally, our success will depend, in part, on our ability to anticipate and effectively manage these and other risks.


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CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS MAY
DISCOURAGE TAKEOVERS AND THIS MAY DEPRESS THE MARKET PRICES FOR OUR SHARES.

     Our certificate of incorporation and by-laws contain provisions that may make more difficult or expensive, or may discourage, a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our certificate of incorporation and by-laws:

     - classify our board of directors into three groups, so that stockholders elect only one-third of the board each year;

     - permit stockholders to remove directors only for cause;

     - permit a special stockholders' meeting to be called only by a majority of the board of directors;

     - do not permit stockholders to take action by written consent;

     - require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders' meeting;

     - permit our board of directors to issue, without stockholder approval, preferred stock with terms as the board may determine; and

     - require the vote of the holders of at least 80% of our voting shares to amend the provisions described above.

Notwithstanding the foregoing, our certificate of incorporation and by-laws permit the removal of directors without cause, the calling of special meetings by stockholders and stockholder action by written consent at any time during which SOFTBANK and our directors and executive officers together hold shares that entitle them to cast votes representing more than 50% of the total voting power in the election of directors generally.

     In addition to the provisions described above, Delaware law generally restricts mergers and other business combinations between us and any holder of 15% or more of our shares, unless the transaction is approved in advance by our board of directors.

     These provisions of our certificate of incorporation and by-laws and Delaware law and the fact that SOFTBANK owns almost a majority of our outstanding common stock could discourage potential acquisition proposals and could delay or prevent a change in control, even though our other stockholders may consider those types of proposals desirable. These provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions could diminish the opportunities for you and your fellow stockholders to participate in tender offers, including tender offers at prices above the then-current market value of our common stock, and may also inhibit increases in the trading price of the common stock that could result form takeover attempts or speculation.